                                                                   EXHIBIT 10.15

                              AMENDED AND RESTATED
                            PROGRAM LICENSE AGREEMENT

                           DATED AS OF JANUARY 1, 2001

      This Program License Agreement shall serve to amend and restate that certain Program License Agreement between Hallmark Entertainment Distribution, LLC ("HED" or "Licensor") and Crown Media United States, LLC (formerly known as Odyssey Holdings L.L.C.) ("Licensee") dated as of November 13, 1998 in connection with Licensee's acquiring from HED certain exhibition rights to various HED product as follows:

      1. Licensed Programs. Licensed Programs shall consist of television movies and mini-series (each a "Picture" and collectively "Pictures") as follows: (a) the programs listed on Schedule A hereto ("Library Pictures"); (b) two-hour made for television movies and mini-series in one- or two-hour segments (in the aggregate more than two hours and less than thirteen hours) produced, co-produced or acquired by HED for initial exhibition after December 31, 2000 and available after the date hereof and during the Term for premier on a free, basic or pay television service and which becomes available thereafter to HED to use or license during the Term ("New Pictures"); and (c) programming produced by or on behalf of HED for Licensee pursuant to Paragraph 8 hereof ("Original Pictures").

      2. Term. The Term shall commence as of the date set forth above and expire five years thereafter; provided, however, that this Agreement shall automatically renew for successive additional three year terms, subject to the rate adjustments provided in Paragraph 6 hereof for so long as Hallmark Entertainment, Inc. or an affiliate thereof ("HEI") owns an interest of thirty-five percent (35%) or more of Crown Media Holdings, Inc. ("CMH"); provided further that if at the time HEI ceases to own at least 35% of CMH the term remaining shall be less than two years, this Agreement shall be extended to the date two years after the date HEI ceased to own said 35% interest. Despite expiration of the Term hereof, the provisions of Paragraphs 3, 6, 9, 10 and 11 and all rights granted pursuant to Paragraph 5 shall remain in effect during any Picture Term or Second Picture Term as defined in Paragraph 5 below.

      3. Territory. The Territory shall be the United States together with its possessions and territories excluding Puerto Rico.

      4. Licensed Product.

         (a) Licensee agrees to license from HED and HED agrees to license to Licensee all Library Pictures, all New Pictures and all Original Pictures produced or co-produced by or on behalf of HED hereunder for exhibition by all forms of television on the Hallmark Channel (the "Channel"), but not including pay per view television, commencing upon the date the Picture is available as set forth on Schedule "A" hereto (the "Availability Date"); provided, however, if any Pictures are televised by over the air broadcast, Licensee shall be responsible for payment of all residuals in connection with such broadcast and shall copy Licensor on all residual reports and payments sent to any guild. Schedule "A" shall be amended from time to time to add New Pictures and Original Pictures and their respective Availability Dates.

         (b) Licensee shall not be obligated to license more than a total of 50 New Pictures per year for telecast on the Channel and shall not be obligated to license any Picture that conflicts with its Broadcast Standards and Practices or with the terms or conditions of that certain License Agreement dated as of March 27, 2001 by and between Licensee and Hallmark Licensing, Inc. as amended from time to time. In addition, Licensee shall only be obligated hereunder to license New Pictures which have been produced, co-produced or financed in whole or in part by HEI or its affiliated production companies. Licensee may, but shall not be obligated to license other New Pictures or Library Pictures for which HED acquires rights after January 1, 2001.

      5. License Exhibitions.

         (a) Licensee will license each Picture in the Territory for a period of five years (or such shorter period for which any Library Picture is available as specified on Schedule A hereto or for which any New Picture is available despite HED's reasonable efforts to obtain the right to license the Program for such five-year period) from the Availability Date ("Picture Term") and shall be entitled to thirty exhibition days during the Picture Term and unlimited runs per exhibition day (collectively, the "License"). The rights granted under the License include without limitation the following:

                  (i) The right to use the title of each Picture for the purpose of promoting, publicizing and advertising the exhibition of the Picture on the Channel;

                  (ii) The right to use and perform any and all music, lyrics and musical compositions contained in each Picture and/or recorded in the soundtrack solely as embodied in the picture and as part of the exhibition, advertising and publicizing of such Picture subject to paragraph 10 of the Standard Terms and Conditions;

                  (iii) The right to publicize and advertise the exhibition of each Picture on the Channel throughout the Territory during the Picture Term and for 60 days prior to the Picture Term subject to other existing distribution agreements with respect to such Picture. Such rights shall include without limitation, the right in the Territory for the purpose of advertising and publicizing the exhibition of each Picture on the Channel:

                           (A) to publish and to license and authorize others to publish any synopses and summaries from such Picture and from any literary or dramatic material included in such Picture in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity not exceeding 1000 words in length;

                           (B) to broadcast by radio and television for advertising purposes and to authorize others to so broadcast any parts or portions of such Picture not exceeding two minutes in length;

                           (C) to use and authorize others to use the name, physical likeness and voice (and any simulations or reproduction of any thereof as embodied in the Picture) of any party appearing in such Picture for the purpose of advertising or publicizing the Picture, subject to HED's prior approval, not to be unreasonably withheld;

                           (D) to use Licensee's name and trademark in all advertising and publicity issued by Licensee in connection with the exhibition of such Picture on the Channel;

                           (E) to permit commercial messages to be exhibited during and after the exhibition of such Picture;

                           (F) to cause trailers of the Pictures and prints thereof to be manufactured, exhibited and distributed by every means, medium, process, method and device now or hereafter known.

Licensee's rights hereunder are not transferable except as provided in Paragraph 9 hereof.

         (b) The License shall be exclusive to Licensee in the Territory during the Picture Term against all forms of television, including pay per view, and linear distribution of Pictures over the Internet, and HED may not license or otherwise authorize the exhibition of the Pictures in any form of television during the Picture Term, including, but not limited to, basic cable, traditional pay cable, pay per view or, as described, over the Internet; provided, however, that HED may license such rights to Crown Media International, Inc. or any other affiliate of Licensee.

         (c) Licensee shall have the option of extending the Picture Term of any Picture for an additional three-year period ("Second Picture Term") by providing HED with written notice at least six months prior to expiration of the original Picture Term. The License Fee for the Second Picture Term shall be 60% of the original License Fee for such Picture.

         (d) HED shall have the option of extending the Picture Term of any Picture for an additional three-year period ("Second Picture Term") by providing Licensee with notice at least six months prior to expiration of the original Picture

         Term. The License Fee for the Second Picture Term shall be 50% of the original License Fee for such Picture.

      6. License Fees.

         (a) For and in consideration of the rights and licenses granted to Licensee hereunder, Licensee shall pay to HED the License Fees set forth on Schedule "B" for Library Pictures and New Pictures and the License Fees set forth on Schedule "C" for Original Pictures. The amounts of such License Fees shall be adjusted as provided in subparagraphs (b) and (c) below. The License Fee for each Library Picture and New Picture shall be payable in equal annual installments over the Picture Term payable commencing on the Availability Date and on each anniversary thereof until paid in full. The License Fee for each Library and New Picture in the Second Picture Term shall be paid in full at the commencement of the Second Picture Term. The License Fee for all Original Pictures shall be paid one-third at the start of production, one-third on completion of production and one-third on delivery.

         (b) On January 1 of each year, commencing in 2002, the amounts of such License Fees shall increase by 5% per year on a cumulative basis and such increase shall apply to any and all Picture Terms commencing after January 1 of such year.

         (c) Commencing January 1, 2006, the amounts of such License Fees shall increase by the greater of (x) 5% per year and (y) the average percentage price increase paid by Licensee for third party programming for that same year ("Third Party Increase"). The Third Party Increase shall be estimated in good faith by the parties in determining annual payments. The actual Third Party Increase shall be calculated and reconciled with the estimate within forty-five days of each year end. Such increase shall be on a cumulative basis and shall apply to any and all Picture Terms commencing after January 1, 2006.

      7. Other Product. During the Term, Licensee shall have a right of first negotiation on a product-by-product basis with respect to television exhibition rights controlled by HED for any new television product produced, co-produced or acquired by HED which does not fall under this agreement (i.e., specials, documentaries, etc.). The parties agree to negotiate in good faith with respect to any such product for a period of 45 days. HED will negotiate exclusively with Licensee during such period. If HED and Licensee fail to reach an agreement within such 45-day period, HED will not thereafter offer the product to a third party on terms more favorable than those offered to HED by Licensee.

      8. Production. The parties agree that Licensee shall order and HED shall produce or cause to be produced for Licensee four two-hour television movies and twenty-six thirty-minute episodes of a series during each year of the Term of this Agreement (the "Original Pictures"); provided, however, HED shall not be required to produce any production for which good faith revenue projections indicate HED will not recoup any production deficit within five years; and provided further that HED shall be permitted to terminate this obligation upon 30 days written notice (i) in the event that Hallmark Entertainment, Inc. and its subsidiaries are no longer providing production services or (ii) any time after three years from the date hereof. The parties shall have mutual creative approval with respect to the production of the Original Pictures. If Licensee desires any additional television movies or series produced for it during the Term, it shall order them as follows: the first two additional movies from HED and the third from The Jim Henson Company, Inc.; the first two additional series from The Jim Henson Company, Inc. and the third from HED and continue that sequence for additional pictures; provided, however, that if at any time The Jim Henson Company, Inc. fails to provide its production services in accordance with this provision, and Licensee seeks to replace such services, HED will have a right of first negotiation to provide those services to Licensee. All rights in each Original Picture shall be retained by HED subject to the licenses granted to Licensee pursuant to this Agreement.

      9. Transferability. Licensee may sublicense and transfer its rights hereunder to the Library Pictures and New Pictures to a third party provided that if the compensation it receives exceeds the Licensee Fee it is obligated to pay HED, such excess shall be divided equally between HED and Licensee. The rights licensed hereunder may be assigned to the operator of a pay television service (subject to such operator's assuming the ongoing license fees hereunder) in connection with The Chase Manhattan Bank exercising remedies available to it as agent, as a result of an event of default by the Credit Parties under that certain Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001, among Crown Media Holdings, Inc., various of its subsidiaries, the Lenders named therein and The Chase Manhattan Bank, as agent.

      10. Standard Terms and Conditions. The Standard Terms and Conditions attached hereto are incorporated herein and made a part hereof. In the event of any conflict between this Agreement and the Standard Terms and Conditions, this Agreement shall control.

      11. Entire Agreement. This Agreement and the attached Standard Terms and Conditions contain the entire agreement between the parties and as of the date hereof supersede any and all prior oral or written agreements including that Program Agreement dated as of November 13, 1998 between the parties ("Original Agreement"); provided, however, that (i) that the Original Agreement shall remain in effect with respect to any Picture Term commenced prior to January 1, 2001, and such Picture Term shall be governed pursuant to the terms of the Original Agreement, provided further, however, that any Second Picture Term with respect to the same Picture shall be governed by the terms and conditions of this Agreement; and (ii) Licensee shall be obligated to pay license fees for any Picture Term commenced prior to January 1, 2001, in accordance with the terms of the Original Agreement, including Picture Terms for Pictures transferred in connection with that certain Purchase and Sale Agreement dated as of April 10, 2001 by and between HED and Crown Media Holdings, Inc.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

HALLMARK ENTERTAINMENT                      CROWN MEDIA UNITED
DISTRIBUTION, LLC                           STATES, LLC


By: /s/ Robert A. Halmi, Jr.                By: /s/ C. Stanford
   --------------------------------            ---------------------------------

Title: President                            Title: Vice President
      -----------------------------               ------------------------------

                         STANDARD TERMS AND CONDITIONS*

      1. DELIVERY OF PRINTS.

         (a) Licensor will deliver or cause to be delivered to Licensee at the address set forth on Appendix A, those materials identified on Appendix A. The videotape of each Picture licensed by this Agreement (shall hereinafter individually be called "print" and collectively called "prints"). Delivery of each print to Licensee or to Licensee's agent shall be deemed to be delivery by Licensor to Licensee hereunder. All costs and charges in connection with such delivery, including without limitation shipping charges and insurances thereon shall be borne by Licensee.

         (b) Licensee agrees to give Licensor not less than sixty (60) days prior written notice of the scheduled date of each telecast. Licensee shall notify Licensor by facsimile within thirty (30) days after receipt if such print is physically defective for television broadcasting by customary industry standards. In the event any print has not reached its destination at least fifteen (15) days in advance of the date of scheduled telecast thereof, Licensee shall notify Licensor by facsimile. If Licensee so notifies Licensor with respect to any such physical defect of failure of delivery, as aforesaid, and Licensor does not deliver to Licensee a replacement print of the same picture (or another picture of comparable quality) in time for the scheduled telecast, such telecast shall be deemed eliminated and the picture withdrawn, as provided in subparagraph (b) of paragraph 11 of this Agreement. Failure of Licensee to give Licensor such notice as aforesaid shall be deemed Licensee's irrevocable acknowledgment that such print has been received and is satisfactory in all respects.

      2. RETURN OF PRINTS. Unless otherwise directed by Licensor, Licensee shall retain the prints for the period ending the later of (x) the termination or expiration of this Agreement or (y) the last licensed broadcast of such Picture; provided that Licensor, shall have unencumbered access to such prints at all times. At Licensor's direction Licensee agrees to return to Licensor, prepaid, the prints (which includes the container thereof), in the same form and condition as delivered by Licensor, ordinary wear and tear from proper use excepted. Such prints shall be returned to Licensor (along with any other material furnished by Licensor) as specified in Appendix A hereto, or to any other party, or places as Licensor may from time to time designate. Additionally, at Licensor's direction, Licensee agrees to return to Licensor, prepaid, all other material that may have been furnished by Licensor. If any prints are lost, stolen, destroyed or damaged, Licensee shall pay Licensor the cost of replacement thereof, within seven (7) days after billing by Licensor. Such payment shall not be construed to transfer to Licensee any right, title or interest in or to said prints. Licensor may request that Licensee have the prints destroyed and in such event Licensee agrees to do so, and to furnish Licensor with Certificates of Destruction.

      3. ALTERATION OF PRINTS. Licensee shall telecast each Picture as delivered, in its entirety and Licensee agrees not to cut, change, alter, modify or add to the prints of the pictures, or any of them, without Licensor's prior written consent except as necessary to comply

----------
*     Licensor and Licensee shall be as designated on Appendix A hereto.

with local censorship. However, Licensee may insert commercial material and make such minor cuts as are necessary to conform to time segment requirements but under no circumstances shall Licensee delete or reposition the copyright notice or the credits and billings incorporated in the pictures as delivered by Licensor. In no event may any such insertions of commercial material or such minor cuts to conform to time segment requirements adversely affect the artistic or pictorial quality of the picture or interfere with its continuity.

      4. USE OF PRINTS.

         (a) Licensee shall telecast said pictures only from the originating transmitter(s) and antenna of the station(s) specified herein, or, if none is specified, to transmitters within the Territory. Licensee shall not, make, authorize or permit any telecast hereof to be amplified, re-transmitted or relayed on the same or on any other frequency by any translator or booster station, community antenna system, or any other device or method not specifically authorized herein.

         (b) Licensor reserves the right to change the title of any pictures(s) covered by this Agreement and to license to third parties film excerpts of up to five (5) minutes in length from any picture for television exhibition in any area at any time.

         (c) Licensee shall not acquire any right, title or interest in or to any picture or print hereunder and shall not make, authorize or permit any use of the picture or print other than as specified herein. Additionally, Licensee shall not duplicate, reproduce or copy same in any manner or form whatsoever.

         (d) Licensee acknowledges that the title to the pictures and prints shall remain in Licensor and Licensee acknowledges that with respect to each picture and the literary, dramatic and music material included in each and upon which each is based, Licensor hereby expressly reserves any and all rights not herein specifically granted to Licensee, including, but without limitation thereof, all theatrical, non-theatrical and home video rights and all re-make rights and sequel rights, and that such reserved rights may be exercised and exploited by Licensor concurrently with and during the term hereof, freely and without limitation or restriction.

      5. USE OF NAMES FOR ADVERTISING. Licensee warrants and agrees that: (a) it will abide by and comply with the advertising and billing requirements of each licensed picture in accordance with such advertising and billing instructions as Licensor may furnish Licensee, and that such advertising shall be made by Licensee so as not to constitute an express, implied, direct or indirect endorsement of any product, service or sponsor; (b) it will not advertise or announce in any manner or media any title changed by Licensor or any picture or pictures withdrawn by Licensor; (c) it will abide by and comply with the screen billing in the same form as it appears on the print of the picture or pictures; and (d) it will indemnify Licensor against all costs, damages, and expenses, including, but not limited to reasonable attorney's fees and expenses, incurred or caused to Licensor by reasons of any actual or alleged breach by Licensee of the provisions of this paragraph.

      6. FORCE MAJEURE. If Licensor shall fail to make timely delivery of any print or prints hereunder, by reason of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency or tribunal or another similar or dissimilar cause beyond the control of Licensor, such failure on the part of Licensor shall not be deemed to be a breach of this Agreement. Licensee shall be responsible for all dubbing and subtitling of Pictures at its own expense.

      7. PAYMENT. All payments by Licensee to Licensor herein shall be made in United States dollars by wire transfer as instructed by Licensor. Licensee shall obtain at its expense all necessary permits from governmental authorities to make all payments to Licensor required hereunder.

      8. TAXES. Licensee shall pay and hold Licensor harmless from, all taxes (excluding Licensor's income and franchise taxes), censorship charges or any other charges (including interest and penalties on such amounts), assessments and other fees now or hereafter imposed or based upon or resulting from the delivery, exhibition, possession or use hereunder to or by the Licensee of the prints and pictures, in whole or in part, licensed hereunder. Licensee shall immediately provide Licensor with all written documentation requested by Licensor, substantiating such payments including official governmental receipts. Payment by the Licensee of the foregoing shall in no way diminish the license fees due Licensor hereunder. To the extent that payment of any of the foregoing is made by Licensor, Licensee shall reimburse Licensor on demand, and upon the failure of Licensee to so reimburse Licensor, Licensor shall have all the remedies herein for the collection of unpaid license fees, as well as all other remedies provided by law.

      9. WARRANTY AND INDEMNITY. Licensor represents and warrants that it has the right to grant this license for the telecasting of the pictures herein specified, including the sound tracks forming a part thereof (subject to paragraph 10 below), and that such use of by Licensee will not violate the right of others. Licensor agrees to indemnify and hold Licensee, its officers, employees, successors and assigns free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable attorney's fees and expenses, incurred by Licensee by reason of the breach of the foregoing warranty, provided, however, Licensor shall not be liable for loss of profits or consequential damages. Licensor agrees to defend at its own expense any action or proceedings arising out of an alleged breach of the foregoing, warranty, provided, however, that Licensee notifies Licensor promptly of any such claim or of the commencement of any such action or proceedings, delegates complete and sole authority to Licensor to defend or settle same, and cooperates fully with Licensor in the defense thereof. Licensee represents and warrants that it has the right to enter into this Agreement and to fully perform its obligations hereunder that it will not permit the transmission of the pictures other than as specified herein, or after the expiring or earlier termination of this Agreement. Licensee agrees to indemnify, defend and hold Licensor, its officers, employees, successors and assigns, free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable attorney's fees and expenses arising out of or in connection with the use by Licensee, its successors, assigns and sublicensees of the prints or pictures hereunder, or arising out of or by reason of any breach of warranty, undertaking, representation or agreement made or entered into herein on Licensee's part.

      10. MUSIC PERFORMANCE RIGHTS. Licensor warrants that the small performance rights in and to the music contained in each Picture are either (a) controlled by and available for license from ASCAP, BMI or other similar music performance rights society or (b) in the public domain, or (c) controlled by Licensor and granted to Licensee solely to the extent necessary to permit Licensee's use of said prints hereunder. Licensor does not represent or warrant that Licensee may exercise the performing rights to said material without the payment of a performing rights royalty or license fee. Licensee shall, at its sole costs and expense, secure all small performance rights licenses necessary for the telecast of the musical compositions contained in each print and shall hold harmless Licensor from any liability or damage arising from Licensee's failure to do so.

      11. WITHDRAWAL AND ADJUSTMENT.

         (a) Licensor may, in its absolute discretion, withdraw any licensed picture if Licensor determines that the telecasting thereof would or might (i) infringe upon the rights of others; (ii) violate any law, court order, government regulation or other ruling of any governmental agency; (iii) interfere with the actual or contemplated use of the licensed picture or the material or rights contained therein for any purposes other than the telecasting of the picture in Licensee's basic area; or, (iv) subject Licensor to any liability.

         (b) If Licensor elects to withdraw any picture as set forth in the preceding subparagraph (a) of this paragraph 11, before its initial telecast, or if the Picture is not acquired or produced by Licensor or if Licensor does not control distribution rights, then Licensor shall have the right, in its sole discretion, either to deliver to Licensee another picture of comparable quality (which picture shall be deemed to replace the picture withdrawn) or may reduce the number of pictures to be delivered and paid for hereunder by one and Licensee shall be given a refund or credit, at Licensor's election, of such license fee for such picture. Licensor also agrees to pay Licensee's actual cost and expenses of dubbing and subtitling and simple preparation customary in the industry.

      12. ADDITIONAL RIGHTS. The rights granted under this Agreement include without limitation the following:

         (a) During each Picture's Picture Term (and Second Picture Term, if any), the right to use the title of such Picture for the purpose of promoting, publicizing and advertising the exhibition of such Picture on the Channel.

         (b) In connection with the exhibition of each Picture during its Picture Term (and Second Picture Term, if any), the right to use and perform any and all music, lyrics and musical compositions contained in such Picture and/or recorded in the soundtrack solely as embodied in such Picture and as part of the advertising and publicizing of such Picture, subject to Paragraph 10 hereof.

         (c) During each Picture Term (and Second Picture Term, if any), the right to publicize and advertise the exhibition of such Picture on the Channel, including the right:

                  (i) to publish and to license and authorize others to publish any synopses and summaries from each Picture and from any literary or dramatic material included in such Picture in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity not exceeding 1000 words in length;

                  (ii) to broadcast by radio and television for the purpose of advertising and promoting the exhibition of such Picture and to authorize others to so broadcast any parts or portions of each Picture not exceeding two minutes in length;

                  (iii) to permit commercial messages to be exhibited during and after the exhibition of each Picture;

                  (iv) to cause trailers of the Pictures and excerpts therefrom not exceeding three minutes in length to be manufactured, exhibited and distributed by every means, medium, process, method and device now or hereafter known (including via the internet) for the purpose of advertising the exhibition of the Picture subject to the foregoing.

      13. BANKRUPTCY AND DEFAULT. If Licensee becomes insolvent or bankrupt or makes an assignment for benefit of creditors, or if any property of Licensee is attached and if such attachment is not released within ten (10) days after the date of attachment, or if a receiver, liquidator, or trustee is appointed for any of Licensee's property, or if Licensee breaches any of the material terms or provisions of this Agreement, Licensor in addition to any and all other rights it may have under this Agreement or in law or in equity, may at its option, from time to time during such occurrence, do any one or more of the following: suspend delivery or telecasting by Licensee of one or more pictures hereunder until default is ended or remedied, terminate this Agreement, or declare the Agreement breached and declare all unpaid amounts payable to Licensor hereunder immediately due and specifically, if Licensee shall fail to make the payments to Licensor on a timely basis as provided in this Agreement, Licensor shall have the right but not the obligation to declare Licensee in default and thereby either to suspend the rights herein granted until the default is ended or to terminate this Agreement without foregoing any of Licensor's rights to recover damages deriving from Licensee's default. Licensee shall immediately return all materials to Licensor.

A default by Licensee under this Agreement shall be deemed a default under any and all other licenses granted by Licensor to Licensee and shall entitle Licensor to terminate any and all such other licenses and to declare any then unpaid balance of license fees thereunder immediately due and payable.

Licensee acknowledges that the industry custom of licensing pictures substantially in advance of the scheduled telecast dates have the effect of rendering the Pictures hereunder unmarketable to third parties in the United States during any period which includes the period of this license or any part thereof. Licensee also acknowledges that, by reason of the foregoing, no method exists for accurate measurement of damages for any breach of Licensee's agreement to pay Licensor as provided in this Agreement. It is therefore agreed that, in addition to all other remedies available at law, in equity, or under the other provisions of this Agreement, Licensor shall be entitled (upon breach by Licensee of such agreement to pay Licensor) to recover from Licensee, as liquidated damages, the total unpaid license fees for all telecasts authorized hereunder, whether or not such telecasts actually occur, and in addition, reasonable attorney's fees and expenses or collection agency fees and expenses of any attorney or collection agency is retained by Licensor at any time to enforce the provisions hereof, plus such other amounts as may be due hereunder.

If Licensor elects or becomes obligated to make such third party payments in place of Licensee or if Licensor incurs any expenses for legal services, court costs, and associated expenses because of any breach by Licensee, the sum or sums so paid by Licensor and the amount of such fees, costs and associated expenses shall be payable forthwith from Licensee to Licensor, together with interest thereon at the rate of one and one-half percent (1.5%) per month. If Licensee fails to pay the license fees herein provided at the times due in the amounts set forth herein, the sums unpaid shall bear interest at the rate of one and one-half percent (1.5%) per month from the due date thereof until paid. Any payment not made within thirty (30) days after its due date shall bear interest at the rate of one and one-half percent (1.5%) per month computed from the original due date until paid; however, if said rate is in excess of the maximum permitted under the laws of the jurisdiction where the debt accrues, then in such event the rate of interest shall be the maximum permitted by law. Acceptance of any payment by Licensor after its due date shall not constitute a waiver by Licensor of any of the rights hereunder.

      14. ASSIGNMENT. Licensor reserves the right to hypothecate, pledge or discount this Agreement and to obtain loans from a bank or other lenders by the assignment of this Agreement as security. The Licensee recognizes that this Agreement may be exhibited and or assigned to such bank or other lenders which may thereby be induced to enter into financial commitments in reliance thereon. The Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to Licensor shall be paid to any bona fide third party assignee in accordance with Licensor's instructions. Licensor may freely assign this Agreement to its successor or successors or to any of its associated, affiliated and subsidiary companies. This Agreement may not be assigned by Licensee, either voluntarily or by operation of law, without the prior written consent of Licensor. Any such assignment, if consented to by Licensor, shall not relieve Licensee of its obligations hereunder.

      15. GENERAL.

         (a) Licensee acknowledges that telecasts or releases of the Pictures originating outside its basic territory may be received by television sets located within such basic territory and Licensee agrees that such reception shall not constitute a breach of this Agreement by Licensor.

         (b) Subject to the provisions of Paragraph 14 hereof, this Agreement and all of its terms, conditions and other provisions and all rights herein shall inure to the benefit of and shall be binding upon the parties hereto and to their respective successors and assigns.


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

         (c) The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any paragraph of this Agreement or of the Agreement itself.

         (d) Time is of the essence in the performances by Licensee of its obligations for payment hereunder.

         (e) A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation to any other remedy, right, undertaking, obligation or agreement of either party.

         (f) All notices, statements, and other documents required to be given hereunder shall be given in writing either by personal delivery, by mail, or telegraph (except as herein otherwise expressly provided) to the persons and at the addresses set forth in Appendix A hereto, or to such other persons and addresses as may be designated in writing by either party. Notice given by mail or by ptelegraph shall be deemed given on the date of mailing thereof or of delivery of such telegram to a telegraph office, charges prepaid or to be billed.

         (g) This Agreement shall be deemed made in, and shall be construed and interpreted in accordance with the laws of, the State of New York pertaining to contracts entirely made and to be performed therein. In the event of any disagreement between the parties which cannot be settled by mutual agreement, the parties agree that the federal or state courts sitting in the City, State and County of New York (and courts with appellate jurisdiction therefrom) shall have exclusive jurisdiction over such dispute and the resolution thereof, and the parties agree that jurisdiction and venue in such courts in appropriate, and that any process in connection therewith may be served in the manner provided hereinabove for notices to the parties.


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